Exhibit 10.20

Loan Agreement

Borrower: Shenzhen Building DreamStar Technology Co., Ltd. (hereinafter referred to as party A)

Legal Representative: Liu Ge

Lender: Shenzhen Erudite Intelligent Enterprise Management Consulting Co., Ltd. (hereinafter referred to as party B)

Legal Representative: Ning Renjiang

On the principle of equality, voluntariness and good faith, Party A and Party B have reached an agreement on the loan. This contract is hereby concluded for the Strict Observance and performance of both parties.

1.	Amount borrowed

Party B agrees to lend a total of RMB30 million to Party A (uppercase: RMB 30 million)

2.	Purpose of the loan

Party A shall use the borrowed funds for operating funds.

3.	Maturity, interest rate and interest

The term of this contract shall be one year, from January 2, 2020 to January 1, 2021. The interest rate is zero.

4.	Repayment

Party A may choose either of the following repayment methods:

(1)	repay the loan in installments with payment amount and schedules subject to Party A’s discretion based on its financials conditions and operating results; or
(2)	repay the loan in one lump sum upon the expiration of the term of this contract.

5.	Account number

Party A shall designate the following bank account number as the account number of the loan and guarantee its authenticity and effectiveness. Party B shall remit the money borrowed under this contract to this account.

Account name: Shenzhen Building DreamStar Technology Co. , Ltd.

Account number:

Bank: China Merchants Bank Shenzhen Branch

6.	Other contractual matters

None.

7.	Dispute settlement

The matters not covered in this contract and the disputes arising from the performance of this contract shall be settled by both parties through negotiation. If no agreement can be reached, the disputes shall be under the jurisdiction of the People’s Court where the contract is signed.

8.	Others

This contract shall come into force on the day when it is signed by the legal representatives or entrusted agents of both parties and affixed with the company seal or the special seal of the contract.

This contract is in duplicate, each party shall hold one copy.

Borrower: Shenzhen Building DreamStar Technology Co. , Ltd. (Seal)
Legal Representative:	/s/ Liu Ge
Date: January 2, 2020

Lender: Shenzhen Erudite Wisdom Enterprise Management Consulting Co. , Ltd. (Seal)
Legal Representative:	/s/ Ning Renjiang
Date: January 2, 2020

Supplemental Agreement

Borrower: Shenzhen Building DreamStar Technology Co. , Ltd. (hereinafter referred to as “Party A”)

Legal Representative: Liu Ge

Lender: Shenzhen Xindao Positioning Enterprise Consulting Co. ,Ltd. (formerly Shenzhen Erudite Wisdom Enterprise Management Consulting Co. , Ltd.) (hereinafter referred to as “Party B”)

Legal Representative: Chen Chaojun

Whereas, Party A and party B entered into a loan agreement (hereinafter referred to as the “Original Agreement”) on January 2,2020. Pursuant to the Original Agreement, Party B lent a total of RMB30 million to party A, and the term of the Original Agreement is from January 2, 2020 to January 1, 2021.

After friendly negotiations between party A and party B, the terms of the loan extension are as follows:

1.	Party B agrees to extend the term of the loan of RMB30 million (capital: RMB Ten Thousand) under the Original Agreement to June 30, 2022.
2.	This agreement serves as a supplement to the Original Agreement and has the same legal effect as the Original Agreement. In the event that this agreement is inconsistent with the original agreement, this agreement shall prevail.
3.	This agreement shall come into force after being signed and sealed by both parties. This agreement is made in duplicate and has the same effect. Each party shall hold one copy.

(no text below)

Party A: Shenzhen Building DreamStar Technology Co. , Ltd. (Seal)
Legal Representative:	/s/ Liu Ge
Date: June 30, 2020

Party B: Shenzhen Xindao Positioning Enterprise Consulting Co. , Ltd. (Seal)
Legal Representative:	/s/ Chen Chaojun
Date: June 30, 2020